                                                               Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 19 (File No. 33-50390) under the Securities Act of 1933 and Post-Effective Amendment No. 20 (File No. 811-7076) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of Wilshire Target Funds, Inc. (the "Fund") consisting of the Large Company Growth Portfolio, Large Company Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio and Wilshire 5000 Index Portfolio (collectively the "Portfolios"), of our report for the Fund, dated October 8, 1999, on our audits of the financial statements and financial highlights of the Portfolios of the Fund as of August 31, 1999 and for the respective periods then ended, which report is included in the Annual Reports to Shareholders. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA
December 22, 1999